UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 21, 2006

Adobe Systems Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

Deferred Compensation Plan

On September 21, 2006, the Board of Directors of Adobe Systems Incorporated (“Adobe”) approved the Adobe Systems Incorporated Deferred Compensation Plan, effective December 2, 2006 (the “Deferred Compensation Plan”). The Deferred Compensation Plan is an unfunded, non-qualified, deferred compensation arrangement aimed at providing members of the Board of Directors and eligible management or other highly-compensated employees of Adobe and its subsidiaries an opportunity to defer all or a portion of their compensation. Participants may elect to contribute up to 75% of their base salary and 100% of other specified compensation, including commissions, bonus, performance-based restricted stock units, and directors’ fees.  Participants will be able to elect the payment of benefits to begin on a specified date at least three years in the future in the form of a lump sum or annual installments over five to fifteen years.  Upon termination of a participant’s employment with Adobe, such participant will receive a distribution in the form of a lump sum payment. All distributions will be made in cash, except that deferred performance share units will be settled in stock. The Board of Directors, or such other committee as appointed by the Board of Directors, will serve as the administrator of the Deferred Compensation Plan. The Deferred Compensation Plan becomes effective as of December 2, 2006 and will continue in effect until terminated in accordance with its terms.

The foregoing describes only the material terms of the Deferred Compensation Plan and is qualified in its entirety by the terms and conditions of the complete plan. A copy of the Deferred Compensation Plan is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Executive Severance Plan in the Event of a Change of Control

On September 21, 2006, the Board of Directors approved a renewal of the Adobe Systems Incorporated Executive Severance Plan in the Event of a Change of Control (the “Executive Severance Plan”), effective December 12, 2006 (the termination date of Adobe’s current executive severance plan).  Capitalized terms not otherwise defined in the following description have the definitions as set forth in the Executive Severance Plan.

Pursuant to the terms of the Executive Severance Plan, a “change of control” is defined as: (i) the beneficial ownership of 30% or more of the combined voting power of Adobe securities by any person or entity; (ii) when Incumbent Directors cease to constitute a majority of the Board of Directors; (iii) there occurs a merger or consolidation involving Adobe, and Adobe stockholders do not own more than 50% of the combined voting power of Adobe after the transaction; (iv) the sale, liquidation or distribution of all or substantially all of the assets of Adobe; or (v) a “change of control” within the meaning of Section 280G of the Internal Revenue Code. If, within two years after a change of control (the “Covered Period”), the employment of an executive covered by the Executive Severance Plan is terminated without Cause, or if the executive resigns for Good Reason, provided he or she signs a release of claims (an “Involuntary Termination”), the executive will receive a cash severance payment as follows:

Earned but unpaid salary and the cash equivalent for accrued but unused personal time off through the date of termination; plus, the pro rata portion of the annual bonus for the year in which termination occurs (calculated on the basis of the executive’s target bonus and on the assumption that all performance targets have been or will be achieved); plus, an amount equal to the product of the sum of the executive’s Reference Salary and Reference Bonus, multiplied by:

(A)      for eligible vice presidents or persons determined to be in an equivalent position, two plus one-twelfth for each year of completed service with Adobe (not in excess of twelve years), or

(B)        for eligible employee directors, senior directors or persons determined to be in an equivalent position, one plus one-twelfth for each year of completed service with Adobe (not in excess of six years) (each a “Severance Multiple”).

In the event that any amount payable under the Executive Severance Plan, alone or when aggregated with any other amount payable or benefit provided to an executive pursuant to any other Adobe plan or arrangement, would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, then notwithstanding the other provisions of the Executive Compensation Plan, the amounts payable will not exceed the amount which produces the greatest after-tax benefit to the executive.

All outstanding options, bonus stock, performance grants, restricted stock and other equity grants or awards will accelerate and vest 100% on the date of an executive’s Involuntary Termination during the Covered Period (except performance share unit awards, which shall continue to be governed by their current terms). The exercise period of all such options will be extended to twelve months from termination.

In addition, each executive will receive COBRA premium payments, for the executive and any covered dependants, up to the legal limit for such coverage, or for the period of years equal to the executive’s Severance Multiple, whichever is less. If an executive covered by the Executive Severance Plan becomes covered under another employer’s group health plan (other than a plan which imposes a pre-existing condition exclusion which applies to the executive) during this applicable period of COBRA continuation coverage, the COBRA premium payments will cease.

The Executive Severance Plan will terminate automatically in five years from the effective date unless extended by Adobe or unless a change of control shall have occurred prior thereto, in which case the Executive Severance Plan will terminate following the later of the date which is a least 24 months after the occurrence of a change of control or the payment of all benefits due under the terms of the plan.

The foregoing describes only the material terms of the Executive Severance Plan and is qualified in its entirety by the terms and conditions of the complete plan. A copy of the Executive Severance Plan is attached hereto as Exhibit 10.2 and is incorporated by reference into this Item 1.01.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

10.1                           Adobe Systems Incorporated Deferred Compensation Plan

10.2                       Adobe Systems Incorporated Executive Severance Plan in the Event of a Change of Control

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: September 25, 2006	By:	/s/ Randy Furr
Randy Furr
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Adobe Systems Incorporated Deferred Compensation Plan

10.2	Adobe Systems Incorporated Executive Severance Plan in the Event of a Change of Control